UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006 (September 20, 2006)
J. ALEXANDER’S CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee		37202

(Address of principal executive offices)		(Zip Code)
(615) 269-1900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 20, 2006, J. Alexander’s Corporation (the “Company”) entered into the Second Amendment (the “Second Amendment”) to its Loan Agreement dated as of May 12, 2003, by and among the Company and J. Alexander’s Restaurants, Inc., collectively as the Borrower, and Bank of America, N.A., as the Lender, as amended by that certain First Amendment to Loan Agreement dated January 20, 2004 (the “Loan Agreement”).
     The Second Amendment increases the amount available for borrowing under the existing revolving loan to $10 million from $5 million and provides for the credit line to expire on July 1, 2009 unless it is converted to a term loan under the provisions of the Loan Agreement prior to May 1, 2009. In connection with the increase, the Company also agreed to a negative pledge on four fee-owned restaurant properties, in addition to the existing mortgages on two properties already securing the facility.
     The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 above is incorporated by reference hereunder.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:
     The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description

10.1	Second Amendment to Loan Agreement, dated September 20, 2006, by and among the Company, J. Alexander’s Restaurants, Inc. and Bank of America, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 22, 2006	J. ALEXANDER’S CORPORATION

	By:	/s/ R. Gregory Lewis R. Gregory Lewis
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement, dated September 20, 2006, by and among the Company, J. Alexander’s Restaurants, Inc. and Bank of America, N.A.

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